UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2005

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road, South St. Paul, MN	55075-3541
(Address of principal executive offices)	(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On May 10, 2005, Ballistic Recovery Systems, Inc. (the “Company”) entered into an employment agreement with Larry E. Williams identifying the terms and conditions of Mr. Williams’ service to the Company in the capacity as Chief Executive Officer.  Since December 2004, Mr. Williams has served as the President and Chief Operating Officer of the Company, and will continue to serve in those capacities.

Pursuant to the employment agreement, Mr. Williams will serve as Chief Executive Officer of the Company for a period of three years at an annual base salary of $155,000, together with benefits which are made available to executives of the Company.  Mr. Williams will be eligible for both discretionary and non-discretionary bonuses, pursuant to which he could receive annually an aggregate amount equal to 100% of his base salary upon satisfaction of certain individual and Company performance goals.  The agreement also provides that if Mr. Williams is terminated without cause, which is defined to include termination resulting from certain changes of control of the Company, Mr. Williams is entitled to continue to receive his monthly base salary for a period of eighteen months.

Item 5.02.                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2005, the Company announced that it entered into an employment agreement with Larry Williams, pursuant to which Mr. Williams will serve as the Chief Executive Officer of the Company.  Mr. Williams joined the Company in December 2004 as President and Chief Operating Officer.  Mr. Williams will continue to serve the Company in these capacities in addition to his new role as Chief Executive Officer.  Please see Item 1.01 above for a brief description of the terms of Mr. Williams’ employment.

With the appointment of Mr. Williams to the position of Chief Executive Officer, Robert Nelson will cease to serve as the Company’s interim Chief Executive Officer.  Mr. Nelson will continue to serve the Company as the Chairman of the Board of Directors, Chief Financial Officer and Secretary.

Mr. Williams, 47, has served as the Company’s President and Chief Operating Officer since December 2, 2004.  From 2000 to December 2004, Mr. Williams served as Vice President of Business Development at AmSafe Aviation in Phoenix, Arizona, the world’s largest manufacturer of aviation restraint systems.  Prior to that and since 1995, he was Group President at Rural/Metro Corporation.  From 1985 to 1995, Mr. Williams was Executive Director of the Emergency Response Training Academy, a firm specializing in training of airport emergency response personnel.

Mr. Williams does not have any family relationship with any current executive officer or director of the Company.  Other than pursuant to Mr. Williams’ prior employment with the Company, neither Mr. Williams nor any member of his family are a party to any other transaction or proposed transaction with the Company.

The Company issued a press release announcing the appointment of Mr. Williams to the position of Chief Executive Officer on May 10, 2005.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits

Press Release dated May 10, 2005, attached hereto and incorporated herein by reference as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.
(REGISTRANT)

Date: May 14, 2005	By:	/s/ Robert L. Nelson
	Name:	Robert L. Nelson
	Title:	Chairman

EXHIBIT INDEX

EXHIBITS

99.1                           Press Release dated May 10, 2005